Seven Arts Entertainment Inc. Announces Resignation Of Vince Vellardita As Chairman And Director

LOS ANGELES, Sept. 4, 2013 /PRNewswire/ -- Seven Arts Entertainment Inc. (OTCQB: SAPX) ("Seven Arts" or the "Company") announced today that, effective August 29, 2013, Mr. Vince Vellardita has resigned as Chairman and a Director of the Company.

Mr Vellardita stated, "I realized that, with the multitude of things happening in my life, I simply cannot devote the time and commitment the Company needs from me at this time. I wish Seven Arts all the best in its future endeavors."

About Seven Arts Entertainment Inc.:
Seven Arts Entertainment Inc. was founded in 2002 as an independent motion picture production and distribution company engaged in the development, acquisition, financing, production and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television.

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of September 4, 2013. Seven Arts assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Contact:
Seven Arts Entertainment, Inc.
Peter Hoffman
(323) 372-3080
phoffman@7artspictures.com